EXHIBIT 99.1

MSC Industrial Direct Co., Inc. 75 Maxess Road Melville, New York 11747-3151 Tel. 800.645.7270 Fax. 800.255.5067 www.mscdirect.com news

Investor Contact:

John G. Chironna

VP Investor Relations & Treasurer

MSC Industrial Direct Co., Inc.

(516) 812-1216

Media Contact:

Rachel Rosenblatt

FTI Consulting – Strategic Communications

(212) 850-5600

FOR IMMEDIATE RELEASE

MSC INDUSTRIAL DIRECT CO., INC. REPORTS RESULTS

FOR ITS FISCAL 2013 SECOND QUARTER

- Net Sales of $569.5 Million in Fiscal 2013 Second Quarter -

- Adjusted Diluted Earnings per Share of $0.90, GAAP Diluted Earnings per Share of $0.88 in Fiscal 2013 Second Quarter -

Melville, NY, April 10, 2013 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC” or the “Company,” the premier distributor of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout the United States, today reported financial results for its fiscal second quarter ended March 2, 2013.

Net sales for the second quarter of fiscal 2013 were $569.5 million, an increase of 1.2% over net sales of $563.0 million in the second quarter of fiscal 2012. Excluding non-recurring costs of $1.8 million associated with the previously announced Barnes Distribution North America (“BDNA”) acquisition and co-location of the Company’s headquarters in Davidson, North Carolina, adjusted operating income for the fiscal 2013 second quarter was $92.3 million, or 16.2% of net sales, compared to $96.5 million, or 17.1% of net sales in the same quarter a year ago. GAAP operating income for the fiscal 2013 second quarter was $90.6 million.

Excluding the after tax effects of these non-recurring costs, adjusted net income for the second quarter of fiscal 2013 declined 4.8% to $57.2 million, or $0.90 per diluted share (based on 63.0 million diluted shares outstanding), compared to $60.1 million, or $0.95 per diluted share, a year ago (based on 63.0 million diluted shares outstanding). GAAP net income for the second quarter of fiscal 2013 was $56.1 million, or $0.88 per diluted share.

Net sales for the first half of fiscal 2013 were $1,147.0 million, compared with net sales of $1,108.7 million in the first half of fiscal 2012. Excluding non-recurring costs of $3.1 million associated with the BDNA acquisition and co-location of the Company’s headquarters in Davidson, North Carolina, adjusted operating income for the first half of fiscal 2013 was $196.0 million, or 17.1% of net sales, compared to $193.4 million, or 17.4% of net sales in in the first half of fiscal 2012. GAAP operating income for the first half of fiscal 2013 was $192.9 million.

Excluding the after tax effects of these non-recurring costs, adjusted net income for the first half of fiscal 2013 rose 1.1% to $121.2 million, or $1.91 per diluted share (based on 62.9 million diluted shares outstanding), compared to $119.9 million, or $1.89 per diluted share, a year ago (based on 62.8 million diluted shares outstanding). GAAP net income for the first half of fiscal 2013 was $119.3 million, or $1.88 per diluted share.

An explanation and reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures are included in the attached tables.

Erik Gershwind, President and Chief Executive Officer, stated, “While demand from heavy industrial end markets and specifically the metalworking-related sectors has yet to rebound and continued at low levels, we remain pleased with the execution of our plan. Our focus on strategic growth initiatives like vending and e-commerce, including our newly launched mscdirect.com, continues to fuel share gain in our core market.”

Jeff Kaczka, Executive Vice President and Chief Financial Officer, commented, ”In view of the challenging demand environment during the second quarter, our team worked hard to control costs and manage our working capital. As a result, not only did we achieve the top end of our EPS guidance, but excluding non-recurring costs related to the BDNA acquisition and our co-located headquarters in Davidson, NC, we reduced our operating expenses as a percent of net sales in the first half. We also reduced our inventories by $29 million in the first half. These steps will position us well and allow us to significantly leverage the eventual recovery in demand.”

Mr. Gershwind concluded, “We continue to pursue our strategic vision. First, we are penetrating our core metalworking business through investment in value-added programs and we will benefit disproportionately when the metalworking-related sectors of the economy strengthen. Second, we are expanding into product adjacencies with the purchase of BDNA. The more we see of the BDNA business and its team, the more excited we are about the growth prospects, the talent pool and the inventory management solutions they bring to us. We remain on track to achieve our long-term growth goals.”

Outlook

Based on a continuation of current market conditions, for the fiscal 2013 third quarter the Company expects net sales to be between $597 million and $609 million reflecting flat average daily sales growth at the midpoint. Excluding non-recurring costs related to the co-location of the Company’s headquarters in Davidson, North Carolina and the effects of the pending acquisition of BDNA, including non-recurring transaction and integration costs, the Company expects adjusted diluted earnings per share for the third quarter of fiscal 2013 to be between $0.95 and $0.99. Guidance reflects the existing soft demand environment and the lack of a mid-year price adjustment.

The Company expects the non-recurring costs related to the co-location of the Company’s headquarters to have a $0.01 impact on its GAAP diluted earnings per share in the fiscal third quarter.

The management of MSC will host a conference call today, at 11:00 a.m. Eastern Time, to review the Company’s results for the fiscal 2013 second quarter, and to comment on current operations. The call may be accessed via the Internet on the home page of MSC’s website located at: www.mscdirect.com. A replay of the conference call will be available on the Company’s website until Wednesday, May 8, 2013.

Alternatively, the conference call can be accessed by dialing 1-877-270-2148 (U.S.) or 1-412-902-6510 (international). A replay will be available within one hour of the conclusion of the call and will remain available until Wednesday, May 8, 2013. The replay is accessible by dialing 1-877-344-7529 (U.S.) or 1-412-317-0088 (international) and entering passcode 10026758.

The Company’s next reporting date for its fiscal 2013 third quarter will be July 10, 2013.

About MSC Industrial Direct Co., Inc.

MSC Industrial Direct Co., Inc. is one of the largest distributors of Metalworking and Maintenance, Repair and Operations ("MRO") supplies to industrial customers throughout the United States. MSC employs one of the industry's largest sales forces and distributes approximately 600,000 industrial products from approximately 3,000 suppliers. In-stock availability is approximately 99%, with next day standard delivery to the contiguous United States on qualifying orders up until 8 p.m. Eastern Time. For more information, visit MSC's website at http://www.mscdirect.com.

Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: problems with successfully integrating acquired operations, unanticipated delays or costs associated with opening or expanding our customer fulfillment centers or customer service centers, current economic, political and social conditions, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, the loss of key suppliers or supply chain disruptions, competition, general economic conditions in the markets in which we operate, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on our information systems and on key personnel, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

(Tables Follow)

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	March 2, 2013 (Unaudited)	September 1, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$243,949	$168,453
Accounts receivable, net of allowance for doubtful accounts	304,712	297,215
Inventories	364,726	393,412
Prepaid expenses and other current assets	38,791	29,313
Deferred income taxes	31,718	31,718
Total current assets	983,896	920,111

Property, plant and equipment, net	201,628	174,597
Goodwill	289,124	289,124
Identifiable intangibles, net	45,876	51,212
Other assets	6,131	9,832
Total assets	$1,526,655	$1,444,876

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current maturities of capital lease and financing obligations	$1,265	$1,007
Accounts payable	86,599	96,640
Accrued liabilities	57,179	72,868
Total current liabilities	145,043	170,515
Capital lease obligations, net of current maturities	1,986	2,189
Deferred income taxes and tax uncertainties	85,061	85,061
Total liabilities	232,090	257,765
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	--	--
Class A common stock	54	53
Class B common stock	15	16
Additional paid-in capital	513,101	483,682
Retained earnings	1,052,261	970,965
Accumulated other comprehensive loss	(3,220)	(2,443)
Class A treasury stock, at cost	(267,646)	(265,162)
Total shareholders’ equity	1,294,565	1,187,111
Total liabilities and shareholders’ equity	$1,526,655	$1,444,876

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except net income per share data)

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	March 2, 2013	February 25, 2012	March 2, 2013	February 25, 2012
Net sales	$569,462	$562,974	$1,146,953	$1,108,677
Cost of goods sold	313,093	303,514	625,495	597,084
Gross profit	256,369	259,460	521,458	511,593
Operating expenses	165,793	162,933	328,530	318,242
Income from operations	90,576	96,527	192,928	193,351
Other income (expense):
Interest expense	(73)	(70)	(125)	(116)
Interest income	39	68	82	118
Other income (expense), net	87	(16)	71	(20)
Total other income (expense)	53	(18)	28	(18)
Income before provision for income taxes	90,629	96,509	192,956	193,333
Provision for income taxes	34,550	36,441	73,690	73,428
Net income	$56,079	$60,068	$119,266	$119,905
Per Share Information:
Net income per common share:
Basic	$0.89	$0.95	$1.89	$1.90
Diluted	$0.88	$0.95	$1.88	$1.89
Weighted average shares used in computing net income per common share:
Basic	62,699	62,616	62,538	62,451
Diluted	63,008	63,008	62,854	62,818
Cash dividend declared per common share	$0.30	$0.25	$0.60	$0.50

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	March 2, 2013	February 25, 2012	March 2, 2013	February 25, 2012
Net income, as reported	$56,079	$60,068	$119,266	$119,905

Cumulative foreign currency translation adjustment	(1,046)	319	(777)	(373)
Comprehensive income	$55,033	$60,387	$118,489	$119,532

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twenty-Six Weeks Ended
	March 2, 2013	February 25, 2012
Cash Flows from Operating Activities:
Net income	$119,266	$119,905
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	21,069	16,369
Stock-based compensation	8,104	7,571
Loss on disposal of property, plant, and equipment	645	2
Provision for doubtful accounts	1,591	2,370
Deferred income taxes	—	(1,984)
Excess tax benefits from stock-based compensation	(4,735)	(4,203)
Changes in operating assets and liabilities, net of amounts associated with business acquired:
Accounts receivable	(9,573)	(23,783)
Inventories	28,246	(29,814)
Prepaid expenses and other current assets	(9,494)	(9,196)
Other assets	2,390	3,434
Accounts payable and accrued liabilities	(22,482)	(6,608)

Total adjustments	15,761	(45,842)

Net cash provided by operating activities	135,027	74,063

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(40,306)	(17,322)
Cash used in business acquisition, net of cash received	—	(32,396)

Net cash used in investing activities	(40,306)	(49,718)

Cash Flows from Financing Activities:
Purchases of treasury stock	(3,629)	(3,439)
Payment of cash dividends	(37,855)	(31,522)
Payments on capital lease and financing obligations	(610)	(275)
Excess tax benefits from stock-based compensation	4,735	4,203
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	2,094	1,781
Proceeds from exercise of Class A common stock options	15,901	16,811
Borrowings under financing obligations	257	1,050
Net cash used in financing activities	(19,107)	(11,391)

Effect of foreign exchange rate changes on cash and cash equivalents	(118)	(32)
Net increase in cash and cash equivalents	75,496	12,922
Cash and cash equivalents – beginning of period	168,453	95,959
Cash and cash equivalents – end of period	$243,949	$108,881
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$77,552	$78,839
Cash paid for interest	$31	$--

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures, including adjusted operating income, adjusted net income and adjusted net income per diluted share. These supplemental measures exclude non-recurring costs associated with the previously announced Barnes Distribution North America (“BDNA”) acquisition (which is expected to close in the Company’s fiscal third quarter) and co-location of our corporate headquarters in Davidson, North Carolina and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MSC's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude these non-recurring costs to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such costs are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, we use non-GAAP financial measures as performance metrics for management incentive programs. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
•	the ability to better identify trends in the Company’s underlying business and perform related trend analyses; and
•	a better understanding of how management plans and measures the Company’s underlying business.

The following tables reconcile GAAP operating income, GAAP net income and GAAP net income per diluted share (“EPS”) to non-GAAP adjusted operating income, adjusted net income, and adjusted net income per diluted share:

	Thirteen Weeks Ended
	March 2, 2013
(in thousands)	$	Margin
GAAP Operating income	$90,576	15.9%
Non-recurring costs*	1,773
Adjusted Operating income	$92,349	16.2%

	Thirteen Weeks Ended
	March 2, 2013	February 25, 2012
(in thousands)
Sales	$569,462	$562,974
Cost of Sales	313,093	303,514
Gross Margin	256,369	259,460
Operating Expenses	165,793	162,933
Income from Operations	90,576	96,527
Non-recurring costs*	1,773	-
Adjusted Operating income	$92,349	$96,527

	Thirteen Weeks Ended
	March 2, 2013
(in thousands, except per share amounts)	$(after tax)	Diluted EPS
GAAP net income	$56,079	$0.88
Non-recurring costs*	1,098	0.02
Adjusted net income	$57,177	$0.90

* On a pre-tax basis includes approximately $133 of non-recurring relocation costs associated with the Co-Location of the Company’s headquarters in Davidson, North Carolina and approximately $1,640 of non-recurring transaction costs associated with the BDNA acquisition reported within Operating Expenses for the thirteen weeks ended March 2, 2013.

	Twenty-Six Weeks Ended
	March 2, 2013
(in thousands)	$	Margin
GAAP operating income	$192,928	16.8%
Non-recurring costs*	3,105
Adjusted operating income	$196,033	17.1%

	Twenty-Six Weeks Ended
	March 2, 2013	February 25, 2012
(in thousands)
Sales	$1,146,953	$1,108,677
Cost of Sales	625,495	597,084
Gross Margin	521,458	511,593
Operating Expenses	328,530	318,242
Income from Operations	192,928	193,351
Non-recurring costs*	3,105	-
Adjusted Operating income	$196,033	$193,351

	Twenty-Six Weeks Ended
	March 2, 2013
(in thousands, except per share amounts)	$(after tax)	Diluted EPS
GAAP net income	$119,266	$1.88
Non-recurring costs*	1,919	0.03
Adjusted net income	$121,185	$1.91

* On a pre-tax basis includes approximately $1,461 of non-recurring relocation costs associated with the Co-Location of the Company’s headquarters in Davidson, North Carolina and approximately $1,644 of non-recurring transaction costs associated with the BDNA acquisition reported within Operating Expenses for the twenty-six weeks ended March 2, 2013.